Ernst & Young LLP
1401 McKinney
Houston, Texas  77010



May 28, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Dear Sirs:

We have read and agree with the comments contained in Sub-
Item 77k of Form N-SAR of SunAmerica Equity Funds.



	Very truly yours,


/s/Ernst & Young LLP